                                                                      EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following registration statements of our report dated March 9, 2007, relating to the financial statements and financial statement schedules of Lincoln Benefit Life Company, appearing in this Annual Report on Form 10-K of Lincoln Benefit Life Company for the year ended December 31, 2006.

FORM S-3 REGISTRATION STATEMENT NOS.   FORM N-4 REGISTRATION STATEMENT NOS.
------------------------------------   ------------------------------------
             333-66452                              333-50545
             333-59765                              333-50737
             333-59769                              333-61146
             333-88045                              333-82427
             333-111553                             033-66786
                                                   333-109688
                                                    333-66452


/s/ Deloitte & Touche LLP

Chicago, Illinois
March 9, 2007